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As filed with the Securities and Exchange Commission on May 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	38-2046833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5251 DTC Parkway
Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Address of principal executive offices)

CIBER, INC. 2004 INCENTIVE PLAN
(Full title of plan)

With copies to:
Mac J. Slingerlend Chief Executive Officer 5251 DTC Parkway, Suite 1400 Greenwood Village, Colorado 80111 (303) 220-0100	Paul Hilton, Esq. Hogan & Hartson L.L.P. One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, Colorado 80202 (303) 899-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share ("Common Stock")	5,000,000 shares	$8.19	$40,950,000	$3,776(3)

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the CIBER, Inc. 2004 Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effectuated without the Company's receipt of consideration which results in an increase in the number of outstanding shares of the Company's Common Stock.

(2)
Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Company's Common Stock on May 20, 2004, as quoted on The New York Stock Exchange.

(3)
In accordance with Rule 457(p) of the Securities Act, the aggregate total dollar amount of the Registration Fee is being offset by the dollar amount of registration fees previously paid with respect to unissued shares previously registered by the Company on Form S-8, Registration No. 333-91368 (the "Prior Registration Statement"). The Company has filed a post-effective amendment to the Prior Registration Statement to deregister the 2,307,248 shares not subject to outstanding option grants under its expired Plans. The Amount of Registration Fee was calculated as the difference between the aggregate registration fee of $5,188 (calculated based on the number of 2004 shares), less $1,412, which represents the portion of the registration fee associated with the 2,307,248 deregistered shares that was previously paid in connection with the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        CIBER, Inc., a Delaware corporation (the "Company"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated into this Registration Statement by reference as of their date of filing with the Commission.

  (a)
  The Company's Annual Report on Form 10-K filed with the Commission on March 10, 2004, pursuant to the Exchange Act;

  (b)
  The Company's Quarterly Report on Form 10-Q filed with the Commission on May 3, 2004 pursuant to the Exchange Act;

  (c)
  The Company's Quarterly Report on Form 10-Q filed with the Commission on November 6, 2003;

  (d)
  The Company's Quarterly Report on Form 10-Q filed with the Commission on August 13, 2003;

  (e)
  The Company's Quarterly Report on Form 10-Q filed with the Commission on May 14, 2003;

  (f)
  The Company's Registration Statement on Form 8-A as filed with the Commission on September 14, 1998 and Registration Statement on Form 8-A as filed with the Commission on February 25, 1994, in each case pursuant to the Exchange Act, in which the terms, rights and provisions applicable to the Company's common stock are described; and

  (g)
  All other documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify, to the fullest extent permitted by applicable law as from time to time may be in effect, any person against all liability and expense (including attorneys' fees and settlement costs) incurred by reason of the fact that he is or was a director or officer of the Company, or while serving as a director or officer of the Company, he is or was serving at the request of the Company as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity, or by reason of any action alleged to have been taken or omitted in such capacity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit, or proceeding to the fullest extent and under the circumstances permitted by the laws of the State of Delaware. The right to indemnification conferred upon such persons under the Amended and Restated Certificate of Incorporation and Bylaws shall be a contract right. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify against such liability under the provisions of the Certificate of Incorporation.

        The indemnification provided by the Amended and Restated Certificate of Incorporation is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and inures to the benefit of their heirs, executors, and administrators. The provisions of the Amended and Restated Certificate of Incorporation do not preclude the Company from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.

        With respect to a determination of entitlement to indemnification, the indemnitee is presumed to be entitled to indemnification and the Company has the burden of proof to overcome that presumption. The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, unless expressly provided herein or in the bylaws, of itself affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

        The foregoing description of certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws is qualified in its entirety by the actual Amended and Restated Certificate of Incorporation and Bylaws of the Company filed as exhibits to the Registration Statement on Form S-1 (No. 33-74774).

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

Number	Description
4.1	CIBER, Inc. 2004 Incentive Plan.
5.1	Opinion of Hogan & Hartson LLP.
23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1.)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included on Signature Page).

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent not more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3. and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        Exhibit Index.    The Exhibit Index is located on page 7 of this document.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 27, 2004.

CIBER, INC.
By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mac J. Slingerlend, David G. Durham and Christopher L. Loffredo with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BOBBY G. STEVENSON Bobby G. Stevenson	Chairman and Director	May 27, 2004
/s/ MAC J. SLINGERLEND Mac J. Slingerlend	President/Chief Executive Officer/Secretary and Director (Principal Executive Officer)	May 27, 2004
/s/ DAVID G. DURHAM David G. Durham	Senior Vice President/Chief Financial Officer and Treasurer (Principal Financial Officer)	May 27, 2004
/s/ CHRISTOPHER L. LOFFREDO Christopher L. Loffredo	Vice President/Chief Accounting Officer (Principal Accounting Officer)	May 27, 2004

/s/ JAMES A. RUTHERFORD James A. Rutherford	Director	May 27, 2004
/s/ ARCHIBALD J. MCGILL Archibald J. McGill	Director	May 27, 2004
/s/ JAMES C. SPIRA James C. Spira	Director	May 27, 2004
/s/ GEORGE A. SISSEL George A. Sissel	Director	May 27, 2004
/s/ PETER H. CHEESBROUGH Peter H. Cheesbrough	Director	May 27, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	CIBER, Inc. 2004 Incentive Plan
5.1	Opinion of Hogan & Hartson LLP.
23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (included on Signature Page).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX